                                                                    Exhibit 4.11

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THIS ADJUSTMENT WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

              AMENDED AND RESTATED COMMON STOCK ADJUSTMENT WARRANT

No. AW4

             To Receive Shares of $.00001 Par Value Common Stock of

                             CONSTELLATION 3D, INC.

     THIS CERTIFIES that, for value received, The Gleneagles Fund Company II (the "Purchaser") is entitled, upon the terms, at the times and subject to the conditions hereinafter set forth, at any time following the issuance of this Adjustment Warrant but prior to 11:59 p.m. New York City time on August 20, 2006 (the "Termination Date"), to subscribe for and receive from time to time from CONSTELLATION 3D, INC., a Delaware corporation (the "Company"), all or any portion of an aggregate number of shares of the Company's Common Stock of the Company determined pursuant to Section 3 hereof (the "Adjustment Shares"). The "Exercise Price" of this Adjustment Warrant is $0. This Adjustment Warrant is being issued in connection with the Amended and Restated Common Stock Purchase Agreement dated as of August 16, 2001 (the "Purchase Agreement") entered into by the Company and the Purchaser and the Amended and Restated Registration Rights Agreement dated as of August 16, 2001 (the "Registration Rights Agreement") entered into by the Company and the Purchaser. Any capitalized terms used but not defined in this Adjustment Warrant shall have the meaning specified in the Purchase Agreement.

1.   Title of Adjustment Warrant. Prior to the expiration hereof and subject to
     ---------------------------
     compliance with applicable laws, this Adjustment Warrant and all rights hereunder are transferable, in whole or in respect of the right to receive any part of the Adjustment Shares, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Adjustment Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.

2.   Authorization of Shares. The Company covenants that all shares of Common
     -----------------------
     Stock which may be issued upon the exercise from time to time of rights represented by this Adjustment Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).

3.   Exercise of Adjustment Warrant for Adjustment Shares.
     ----------------------------------------------------

(a)  Definitions.
     -----------

     "Adjusted Available Period" for a particular Trading Day during the Pricing Period shall mean the full Trading Day less any time during such Trading Day that (A) the Registration Statement or any prospectus or prospectus supplement is not available for the sale of shares of Common Stock by the Purchaser, (B) trading of the Common Stock on the Principal Market is suspended or halted while the Principal Market is open for trading, (C) trading on the Principal Market in general is suspended or halted, and (D) the Common Stock is not listed or included for quotation on an Approved Market.

     "Adjusted Dollar Amount" shall mean, for any Trading Day during the Pricing Period the lesser of (a) $50,000 minus the Pro Rated Recoupment Amount and
     (b) the product of (I) the Adjusted Volume Limit for such Trading Day and
     (II) 94% of the VWAP during the Adjusted Available Period of such Trading Day; provided, that the Adjusted Dollar Amount for the final Trading Day of the Pricing Period shall equal (I) $1,000,000 minus (II) the sum of the Adjusted Dollar Amounts for each prior Trading Day during the Pricing Period plus the Recoupment Amount. For the avoidance of doubt, the Adjusted Dollar Amount shall be zero for any Trading Day on which the Adjusted Volume Limit is zero or on which any one or more of the events described in subsections (A), (B), (C) and (D) of the definition of Adjusted Available Period lasts for the entire duration of such Trading Day.

     "Adjusted Share Amount" for a particular Trading Day during the Pricing Period shall equal (a) the Adjusted Dollar Amount for such Trading Day divided by (b) 94% of the VWAP for such Trading Day. For the avoidance of doubt, the Adjusted Share Amount shall be zero for any Trading Day on which the Adjusted Volume Limit is zero or on which any one or more of the events described in subsections (A), (B), (C) and (D) of the definition of Adjusted Available Period lasts for the entire duration of such Trading Day.

     "Adjusted Volume Limit" for a particular Trading Day during the Pricing Period shall mean 10% of the trading volume for the Common Stock on the Principal Market during the Adjusted Available Period, as reported by Bloomberg Financial L.P. (provided, that for the purpose of determining the trading volume (I) individual trades of 20,000 shares or more of Common Stock shall not be counted and (II) all transactions other than bona fide, arm's length transactions between or among unaffiliated and unrelated persons and entities shall not be counted).

     "Approved Market" shall have the meaning given to such term in the Purchase Agreement.

     "Daily Recoupment Amount" shall mean, with respect to any Trading Day during the Notice Period, the dollar amount determined by multiplying (I) the number of shares of Common Stock priced for such Trading Day pursuant to the delivery of a Pricing Notice by (II) 94% of the VWAP for that Trading Day.

     "Effective Date" shall have the meaning given to such term in the Purchase Agreement.

     "Initial Shares" shall mean the 714,286 shares of the Company's common stock purchased by the Purchaser from the Company in connection with the execution of the Purchase Agreement.

     "Initial Shares Repurchase Price" shall equal $1,150,000 minus the Recoupment Amount.

     "Notice Period" shall mean the period commencing at the time this Adjustment Warrant is issued to the Purchaser and terminating on (and including) the calendar day prior to the start of the Pricing Period.

     "Pricing Period" shall mean the period commencing on the first to occur of
     (a) the third Trading Day following the Effective Date or (b) December 15, 2001, and expiring on the date on which the sum of the Adjusted Dollar Amounts from and including the date on which the Pricing Period commenced equals $1,000,000 minus the Recoupment Amount.

     "Pro Rated Recoupment Amount" shall mean product of (I) .05 and (II) the Recoupment Amount.

     "Recoupment Amount" shall mean the sum of the Daily Recoupment Amounts; provided, however, that the Recoupment Amount shall in no event exceed
     --------
     $1,000,000.

     "Registration Statement" shall have the meaning given to such term in the Purchase Agreement.

     "Resale Notice" shall have the meaning given to such term in the Purchase Agreement.

     "Trading Day" shall have the meaning given to such term in the Purchase Agreement.

     "VWAP" shall have the meaning given to such term in the Purchase Agreement.

     "Warrant Repurchase Price" shall equal the product of (a) the number of Adjustment Shares for which this Warrant is exercisable and (b) the greater of (I) 115% of the VWAP on the Trading Day prior to the date on which the Adjustment Repurchase Notice is delivered to the Company and (II) 115% of the average of the VWAPs for each Trading Day of the Pricing Period. If the Warrant Repurchase Price determined according to this formula would be a negative number, the Warrant Repurchase Price shall instead be equal to zero.

(b)  Pricing Notices. At any time and from time to time during the Notice
     ---------------
     Period, the Purchaser may deliver one or more written notices to the Company (each a "Pricing Notice") specifying a number of shares of common stock to be "priced" with respect to the particular Trading Day identified in the Pricing Notice (such number of shares being a component of the Daily Recoupment Amount for such Trading Day). A Pricing Notice with respect to a particular Trading Day must be given by 11:59 p.m. New York City time on the immediately following Trading Day.

(c)  Adjustment Share Calculations. The number of Adjustment Shares for which
     -----------------------------
     this Adjustment Warrant is exercisable shall be determined by subtracting
     (I) the number of Initial Shares from (II) the sum of (A) the sum of the Adjusted Share Amounts for each Trading Day during the Pricing Period and
     (B) the number of shares for which Pricing Notices were delivered in accordance with Section 3(b) above (each such amount as appropriately adjusted for any stock splits, reverse stock splits, recapitalizations, stock dividends and other like events). If the result of this calculation is zero or a negative number, this Adjustment Warrant shall not be exercisable at all. Notwithstanding the forgoing, the number of Adjustment Shares for which this Adjustment Warrant is exercisable shall not exceed 9,200,000 minus the number of shares of common stock previously issued to the Purchaser under the Purchase Agreement.

(d)  Exercise of Adjustment Warrant. Exercise of the rights represented by this
     ------------------------------
     Adjustment Warrant may be made at any time or times following the end of the Pricing Period, in whole or in part, by the delivery of a Notice of Exercise in the form annexed hereto duly completed and executed, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); whereupon the holder of this Adjustment Warrant shall be entitled to receive a certificate for the number of Adjustment Shares for which this Adjustment Warrant has been so exercised. Certificates for Adjustment Shares shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Adjustment Warrant shall have been exercised as aforesaid. An exercise of this Adjustment Warrant shall be deemed for all purposes a "cashless" exercise. It shall not be necessary for the Purchaser to deliver this Adjustment Warrant to the Company upon any exercise hereof.

(e)  Failure to Deliver Adjustment Shares. If the Company fails to deliver the
     ------------------------------------
     specified number of Adjustment Shares to the Purchaser within 10 Trading Days of the time and at the place specified herein therefore, then the Purchaser may, without reducing its other rights at law or in equity, at any time following such 10th Trading Day (and regardless of whether such Adjustment Shares are subsequently delivered by the Company) deliver one or more written notices to the Company (each such notice being an "Adjustment Repurchase Notice") specifying a date and time not sooner than one Trading Day following the date of such notice on which there shall be a closing with respect to such Adjustment Repurchase Notice. At such closing, the Company shall repurchase from the Purchaser for cash all or such portion of the Adjustment Shares specified by the Purchaser in the Repurchase Notice at a per share price equal to the greater of (I) 115% of the VWAP on the Trading Day prior to the date on which the Adjustment Repurchase

     Notice is delivered to the Company and (II) 115% of the VWAP on the Trading Day on which such Adjustment Shares were required to be delivered to the Purchaser pursuant hereto.

(f)  Failure to Register Adjustment Shares. If the Company fails to have a
     -------------------------------------
     Registration Statement covering the resale by the Purchaser of all of the Adjustment Shares declared effective by the SEC in accordance with the Registration Rights Agreement by December 15, 2001, the Purchaser may at any time thereafter (regardless of whether such a Registration Statement is declared effective subsequent to December 15, 2001) deliver an Adjustment Repurchase Notice to the Company specifying a date and time not sooner than one Trading Day following the date of such notice on which there shall be a closing with respect to such Adjustment Repurchase Notice. At such closing, the Company shall repurchase from the Purchaser for cash this Adjustment Warrant at a price equal to the Warrant Repurchase Price.

(g)  Repurchase of Initial Shares. If (A) the Adjusted Volume Limit on five or
     ----------------------------
     more consecutive Trading Days during the Pricing Period is equal to zero, or (B) the Initial Shares are not effectively registered and available for public resale by the Purchaser in accordance with the terms of the Registration Rights Agreement by December 15, 2001, the Purchaser may at any time following either such event (and regardless of whether the Initial Shares are subsequently so registered and available for resale) deliver one or more written notices to the Company (each such notice being an "Initial Shares Repurchase Notice") specifying a date and time not sooner than one Trading Day following the date of such notice on which there shall be a closing with respect to such Initial Shares Repurchase Notice. At such closing, the Company shall repurchase from the Purchaser for cash all of the Initial Shares at an aggregate price equal to the Initial Shares Repurchase Price.

(h)  Adjustments. The number of Adjustment Shares shall be appropriately
     -----------
     adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization or similar event so that the Purchaser receives the same economically equivalent value of Adjustment Shares as it would in the absence of such event.

(i)  Miscellaneous. The Adjustment Shares shall upon delivery to the Purchaser
     -------------
     be fully-paid, nonassessable, shares of Common Stock, and, provided that
     (I) the Purchaser has delivered a Resale Notice to the Company or the Company's transfer agent prior to or on the date of delivery of such Adjustment Shares and (II) there was an effective Registration Statement covering the resale of such Adjustment Shares at the time they were resold by the Purchaser, such Adjustment Shares shall be freely tradable and the certificates representing such Adjustment Shares shall be free of any legends or stop transfer restrictions.

(j)  Transfer or Resale. The Purchaser understands that the sale of the
     ------------------
     Adjustment Shares to the Purchaser has not been registered under the 1933 Act or any state securities laws, and such shares may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder pursuant to the Registration Rights Agreement or otherwise or (2) an exemption exists permitting such shares to be sold, assigned or transferred without such registration. Accordingly, absent such registration, the Adjustment Shares will be issued to the Purchaser with a legend to such effect.

4.   Non-Certificated Shares, In lieu of delivering physical certificates
     -----------------------
     representing the Adjustment Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Adjustment Warrant holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Adjustment Shares to the Adjustment Warrant holder by crediting the account of the Adjustment Warrant holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

5.   No Fractional Shares or Scrip. No fractional shares or scrip representing
     -----------------------------
     fractional shares shall be issued upon the issuance of the Adjustment
     Shares

6.   Charges, Taxes and Expenses. Issuance of certificates for shares of Common
     ---------------------------
     Stock upon the exercise of this Adjustment Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Adjustment Warrant or in such name or names as may be directed by the holder of this Adjustment Warrant; provided, however, that in the event certificates for
                         --------   -------
     shares of Common Stock are to be issued in a name other than the name of the holder of this Adjustment Warrant, this Adjustment Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further,
                                                             -------- -------
     that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Adjustment Warrant certificates or any certificates for the Adjustment Shares other than the issuance of a Adjustment Warrant certificate to the Purchaser in connection with its surrender of a Adjustment Warrant certificate upon the exercise of less than all of the Adjustment Warrants evidenced thereby, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7.   Closing of Books. The Company will at no time close its shareholder books
     ----------------
     or records in any manner which interferes with the timely exercise of this Adjustment Warrant.

8.   No Rights as Shareholder until Exercise. Subject to Section 13 of this
     ---------------------------------------
     Adjustment Warrant and the provisions of any other written agreement between the Company and the Purchaser, the Purchaser shall not be entitled to vote or receive dividends or be deemed the holder of Adjustment Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Adjustment Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Adjustment Warrant pursuant to Section 3 hereof, the Adjustment Shares received hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Adjustment Warrant shall have been exercised.

9.   Assignment and Transfer of Adjustment Warrant. This Adjustment Warrant may
     ---------------------------------------------
     be assigned in whole or in part by the surrender of this Adjustment Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this
                                                    --------   -------
     Adjustment Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "Act"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Adjustment Warrant to the effect that the transaction is so exempt.

10.  Loss, Theft, Destruction or Mutilation of Adjustment Warrant. Upon receipt
     ------------------------------------------------------------
     by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Adjustment Warrant or stock certificate representing the Adjustment Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto. Upon surrender and cancellation of such Adjustment Warrant or stock certificate, if mutilated, the Company will make and deliver a new Adjustment Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Adjustment Warrant or stock certificate.

11.  Saturdays, Sundays, Holidays, etc. If the last or appointed day for the
     ---------------------------------
     taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

12.  Effect of Certain Events. If at any time after the date hereof there shall
     ------------------------
     be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (collectively, a "Sale or Merger Transaction"), the holder of this Adjustment Warrant shall have the right thereafter to purchase, by exercise of this Adjustment Warrant, the kind and amount of cash, shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Adjustment Warrant been exercised
                                       7
     immediately prior thereto, subject to further adjustment as provided in
     Section 13. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.

13.  Adjustment of Number of Adjustment Warrant Shares. The number of and kind
     -------------------------------------------------
     of securities purchasable upon exercise of this Adjustment Warrant shall be subject to adjustment from time to time as follows:

(a)  Subdivisions, Combinations and other Issuances. If the Company shall at any
     ----------------------------------------------
     time after the date hereof but prior to the expiration of this Adjustment Warrant subdivide its outstanding securities as to which purchase rights under this Adjustment Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Adjustment Warrant exist, the number of Adjustment Shares as to which this Adjustment Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.

(b)  Stock Dividend. If at any time after the date hereof the Company declares a
     ---------------
     dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Adjustment Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend.

(c)  Other Distributions. If at any time after the date hereof the Company
     -------------------
     distributes to holders of Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Adjustment Shares for which this Adjustment Warrant is exercisable shall be increased to equal: (i) the number of Adjustment Shares for which this Adjustment Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction,
     (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Adjustment Warrant holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. In lieu of such change to the number of Adjustment Shares for which this Adjustment Warrant is exercisable, the Purchaser may elect, in its sole discretion, to participate in such distribution and receive the shares of capital stock, evidence of indebtedness or other assets on an "as exercised" basis as if the Adjustment Warrant had been exercised in full for Adjustment Shares as of the record date for such distribution, without regard to the restrictions contained in Section 14.

     For purposes of this Adjustment Warrant, "Fair Market Value" shall equal the 10 Trading Day average closing trading price of the Common Stock on the Principal Market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose and reasonably acceptable to the Holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder.

(d)  Merger. The Company will not merge or consolidate with or into any other
     ------
     corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Adjustment Warrant to be performed and observed by the Company.

(e)  Reclassification, etc. If at any time after the date hereof there shall be
     ---------------------
     a reorganization or reclassification of the securities as to which purchase rights under this Adjustment Warrant exist into the same or a different number of securities of any other class or classes, then the Adjustment Warrant Holder shall thereafter be entitled to receive upon exercise of this Adjustment Warrant, during the period specified herein, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Adjustment Warrant Holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant at such time been exercised.

14.  9.99% Limitation.
     ----------------

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned of an event of:

          (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction,

          (ii) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the 1933 Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power,

          (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, in one or a series of related transactions, or

          (iv) a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

(b) The Company's obligation to issue shares of Common Stock which would exceed such limits referred to in this Section 14 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.

15.  Miscellaneous.
     -------------

(a)  Choice Of Law; Venue; Jurisdiction. THE PROVISIONS OF THIS ADJUSTMENT
     ----------------------------------
     WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS ADJUSTMENT WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS ADJUSTMENT WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES

     CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT SITTING IN THE STATE OF CITY OF NEW YORK IN THE STATE OF NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS ADJUSTMENT WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH
                        ----- ---  ----------
     PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS ADJUSTMENT WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS ADJUSTMENT WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 15(C). NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

(b)  Modification and Waiver. This Adjustment Warrant and any provisions hereof
     -----------------------
     may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Purchaser, each future holder of this Adjustment Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Adjustment Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(c)  Notices. Any notice, request or other document required or permitted to be
     -------
     given or delivered to the Purchaser or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Purchaser or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Purchase Agreement. All notices under this Adjustment Warrant shall be deemed to have been given when received.

     A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 15(c).

(d)  Severability. Whenever possible, each provision of this Adjustment Warrant
     ------------
     shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Adjustment Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Adjustment Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Adjustment Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)  No Impairment. The Company will not, by amendment of its Certificate of
     -------------
     Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Adjustment Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Adjustment Warrant holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Adjustment Shares above the amount payable therefore on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Adjustment Shares on the exercise of this Adjustment Warrant.

     IN WITNESS WHEREOF, the Company has caused this Adjustment Warrant to be executed by its officer thereunto duly authorized.

Dated:  November 15, 2001

                                     CONSTELLATION 3D, INC.


                                     By: /s/ Michael Goldberg
                                         --------------------
                                         Name: Michael Goldberg
                                         Title: Director of Legal Affairs

                               NOTICE OF EXERCISE
                               ------------------


To:  CONSTELLATION 3D, INC.

(1) The undersigned hereby elects to receive ________ shares of Common Stock of CONSTELLATION 3D, INC. pursuant to the terms of the attached Adjustment Warrant in a "cashless" exercise.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                  -------------------------------
                                              (Name)

                                  -------------------------------

                                  -------------------------------
                                            (Address)

(3) (At option of Purchaser:)Please issue a new Adjustment Warrant for the unexercised portion of the attached Adjustment Warrant in the name of the undersigned or in such other name as is specified below:

                        Other Name:
                                    -------------------



                                       -----------------------------------
                                                     (Name)

--------------------                   -----------------------------------
      (Date)                                       (Signature)

                                       -----------------------------------
                                                    (Address)

                                 ASSIGNMENT FORM

              (To assign the foregoing Adjustment Warrant, execute
                   this form and supply required information.
            Do not use this form to exercise the Adjustment Warrant.)

     FOR VALUE RECEIVED, the foregoing Adjustment Warrant of Constellation 3D, Inc. and all rights evidenced thereby are hereby assigned to whose address is
-----------------------------------------------

---------------------------------------------------------------.



---------------------------------------------------------------

                               Dated:                    ,
                                      -------------------

                           Holder's Signature:
                                                ----------------------
                           Holder's Address:
                                                ----------------------

                                                ----------------------



Signature Guaranteed:
                     -------------------------------------------------




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Adjustment Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Adjustment Warrant.